As filed with the Securities and Exchange Commission on November 30, 2009
Registration No. 333-______

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

LIBBEY INC.
(Exact name of registrant as specified in its charter)

Delaware	34-1559357
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)
300 Madison Avenue
Toledo, Ohio 43604
(419) 325-2100
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
John F. Meier
Chairman and Chief Executive Officer
Libbey Inc.
300 Madison Avenue
Toledo, Ohio 43604
(419) 325-2100
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies To:
Christopher D. Lueking, Esq.
Latham & Watkins LLP
233 South Wacker Drive, Suite 5800
Chicago, IL 60606
(312) 876-7700

     Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, check the following box. ☐
     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☑
     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐ ___
     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐ ___
     If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Securities and Exchange Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
     If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):
Large Accelerated Filer ☐	Accelerated Filer ☑	Non-Accelerated Filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum	Amount of
Title of Each Class of	Amount to be	Offering Price Per	Aggregate Offering	Registration Fee
Securities to be Registered	Registered (1)(2)	Share (3)	Price (1)(2)(3)	(4)
Common Stock, par value $0.01 per share	4,885,310 shares	$6.34	$30,972,865	$1,496

(1)	This number represents 933,145 shares of our common stock held by the selling stockholder and 3,952,165 shares of our common stock issuable upon exercise of warrants held by the selling stockholder.

(2)	This Registration Statement shall also cover any additional shares of common stock which become issuable by reason of any stock dividend, stock split or other similar transaction effected which results in an increase in the number of the outstanding shares of common stock of the registrant or additional shares issuable upon exercise of the selling stockholder’s warrants.

(3)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) of the rules and regulations under the Securities Act. The calculations of the proposed maximum offering price per share and the proposed maximum aggregate offering price are based on the average of the high and low sale prices of our common stock reported on the OTC Bulletin Board on November 20, 2009.

(4)	The registration fee does not include the $233 fee that was paid in connection with the with the filing of the Form S-3 Registration Statement filed by Libbey Inc. on November 30, 2007 (File No. 333-147754), which is replaced by this Form S-3 registration statement.
     The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED NOVEMBER 30, 2009
PROSPECTUS
4,885,310 Shares
Libbey Inc.
Common Stock
     This prospectus relates to up to 4,885,310 shares of our common stock, par value $0.01 per share, which may be offered for sale from time to time by the selling stockholder (or by its pledgees, donees, transferees, assignees or other successors-in-interest) named in this prospectus. The selling stockholder may sell the shares of common stock described in this prospectus in a number of different ways and at varying prices. We provide more information about how the selling stockholder may sell its shares of common stock in the section titled “Plan of Distribution” on page 9. We will not receive any of the proceeds from the sale of the shares of common stock sold by the selling stockholder. We will bear all expenses of the offering of common stock, except that the selling stockholder will pay any applicable underwriting fees, discounts or commissions and transfer taxes.
     Our common stock trades over-the-counter and is quoted on the OTC Bulletin Board under the symbol “LYBI.” On November 27, 2009, the closing price of our common stock on the OTC Bulletin Board was $6.98 per share.
     Investing in our securities involves risks. See “Risk Factors” on page 3.
     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is       , 2009

ABOUT THIS PROSPECTUS
     This prospectus is part of a resale registration statement that we filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration process. The selling stockholder (or its pledgees, donees, transferees, assignees or other successors-in-interest) may offer and sell, from time to time, an aggregate of up to 4,885,310 shares of our common stock under the prospectus. In some cases, the selling stockholder will also be required to provide a prospectus supplement containing specific information about the selling stockholder and the terms on which it is offering and selling our common stock. We may also add, update or change in a prospectus supplement any information contained in this prospectus. You should read this prospectus and any accompanying prospectus supplement, as well as any post-effective amendments to the registration statement of which this prospectus is a part, together with the additional information described under “Where You Can Find More Information” before you make any investment decision.
     You should rely only on the information contained in this prospectus. Neither we nor the selling stockholder have authorized anyone to provide you with information different from that contained in this prospectus or additional information. This prospectus is offering to sell, and seeking offers to buy, shares of our common stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of our common stock. Our business, financial condition, results of operations and prospects may have subsequently changed since the date of this prospectus or any prospectus supplement or the date of any document incorporated by reference.

PROSPECTUS SUMMARY
     This summary highlights information contained elsewhere in this prospectus or in documents incorporated herein by reference. You should read the entire prospectus carefully, including the section entitled “Risk Factors,” before deciding to invest in our common stock. Unless the context indicates otherwise, references in this prospectus to “we,” “us,” “our,” “Libbey” and “the company” refer to Libbey Inc., its predecessors and its wholly owned subsidiaries.
The Company
     Libbey is the leading producer of glass tableware products in the Western Hemisphere, in addition to supplying key markets throughout the world. We produce glass tableware in five countries and sell to customers in over 100 countries. We have the largest manufacturing, distribution and service network among glass tableware manufacturers in the Western Hemisphere and are one of the largest glass tableware manufacturers in the world. We design and market an extensive line of high-quality glass tableware, ceramic dinnerware, metal flatware, hollowware and serveware, and plastic items to a broad group of customers in the foodservice, retail and business-to-business markets. We own and operate two glass tableware manufacturing plants in the United States as well as glass tableware manufacturing plants in the Netherlands, Portugal, China and Mexico. We also own and operate a plastics plant in Wisconsin. Until April 9, 2009, we operated a ceramic dinnerware manufacturing facility in Syracuse, New York. In addition, we import products from overseas in order to complement our line of manufactured items. The combination of manufacturing and procurement allows us to compete in the global tableware market by offering an extensive product line at competitive prices. We have a state-of-the-art glass tableware manufacturing facility in China that has been operational since the first quarter of 2007. Libbey was incorporated in Delaware in 1987, but traces its roots back to The W. L. Libbey & Son Company, an Ohio corporation formed in 1888, when it began operations in Toledo, Ohio.
     The customers for our tableware products include approximately 500 foodservice distributors in the U.S. and Canada. In the retail market, we sell to mass merchants, department stores, retail distributors, national retail chains and specialty housewares stores. In addition, our business-to-business market primarily includes customers that use glass containers for candle and floral applications, gourmet food packaging companies, and various OEM applications. In Mexico, we sell to retail mass merchants and wholesale distributors, as well as candle and food packers, and various OEM users of custom molded glass. In Europe, we market glassware to retailers and approximately 150 distributors and decorators that service the retail, foodservice and highly developed business-to-business channel, which includes large breweries and distilleries, for which products are decorated with company logos for promotional and resale purposes. We also have other customers who use our products for promotional or other private uses. In China, we sell to distributors and wholesalers. No single customer accounts for 10 percent or more of our sales, although the loss of any of our major customers could have a meaningful effect on us.
     Our business has three reportable segments from which we derive revenue from external customers: North American Glass, North American Other and International. We believe this segmentation is appropriate based upon our growing focus on the global market, management’s operating decisions and performance assessment.
     Our principal executive offices are located at 300 Madison Avenue, Toledo, Ohio 43604, and our telephone number at that address is (419) 325-2100. Our website can be found at www.libbey.com. The information contained in, or that can be accessed through, our website is not part of this prospectus or any accompanying prospectus supplement.
     We have numerous trademarks, patents and copyrights in the United States and in certain foreign countries. All trademarks, trade names and service marks appearing in this prospectus are the property of their respective owners.

RISK FACTORS
     Investment in our common stock involves a high degree of risk. Before making an investment decision, you should carefully consider the specific risks described under the heading “Risk Factors” in any applicable prospectus supplement and under the caption “Risk Factors” in any of our filings with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities and Exchange Act of 1934, as amended, or the Exchange Act, which are incorporated herein by reference. Each of the risks described in these headings could adversely affect our business, financial condition, results of operations and prospects, and could result in a complete loss of your investment. For more information, see “Where You Can Find More Information.”
FORWARD-LOOKING STATEMENTS
     This prospectus and any accompanying prospectus supplement, including the information we incorporate by reference, contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Exchange Act. Any statements about our expectations, beliefs, plans, objectives, assumptions or future events or performance are not historical facts and are forward-looking statements. Such statements are based on management’s beliefs and assumptions and on information currently available to our management. You can identify most forward-looking statements by the use of words such as “anticipates,” “believes,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “projects,” and similar expressions intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Among the factors that could cause actual results to differ materially from those indicated in the forward-looking statements are risks and uncertainties inherent in our business, including but not limited to, general economic, business and financing conditions, labor relations, governmental action, competitor pricing activity, expense volatility and other risks described under the heading “Risk Factors” in our most recent annual and quarterly reports filed with the SEC and in other documents incorporated herein by reference, as well as any amendments thereto reflected in subsequent filings with the SEC.
     Given these uncertainties, you should not place undue reliance on these forward-looking statements. Also, forward-looking statements represent our management’s beliefs and assumptions only as of the date of the relevant document. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.
USE OF PROCEEDS
     We will not receive any of the proceeds from the sale of the shares by the selling stockholder.
DILUTION
     This offering is for sales of common stock by the selling stockholder on a continuous or delayed basis in the future. Sales of common stock by the selling stockholder will not result in a change to the net tangible book value per share before and after the distribution of shares by the selling stockholder. However, purchasers of common stock from the selling stockholder will experience dilution to the extent of the difference between the amount per share paid and the net tangible book value per share of our common stock at the time of the purchase. Net tangible book value per share represents total net tangible assets divided by the number of outstanding shares of our common stock.
DESCRIPTION OF CAPITAL STOCK
     The following summary of the rights of our capital stock is not complete and is subject to and qualified in its entirety by reference to our Restated Certificate of Incorporation and Amended and Restated Bylaws, copies of which are filed as exhibits to our registration statement on Form S-3, of which this prospectus forms a part. See “Where You Can Find More Information.”
     Our authorized capital stock consists of 50,000,000 shares of common stock, $0.01 par value per share, and 5,000,000 shares of preferred stock in one or more series, $0.01 par value per share.
Common Stock
     As of November 23, 2009, we had:
•	16,088,705 shares of common stock outstanding, not including the 3,952,165 shares issuable upon conversion of the warrants described in this prospectus; and
•	an aggregate of 591,751 shares of our common stock reserved for issuance pursuant to future grants under our 2006 Omnibus Incentive Plan.
     Voting Rights
     Holders of our common stock are entitled to one vote per share on all matters to be voted upon by the stockholders. Holders of our common stock are not entitled to cumulative voting rights with respect to the election of directors, which means that the holders of a majority of the shares voted can elect all of the directors then standing for election.
     Dividends
     Subject to limitations under Delaware law and preferences that may apply to any outstanding shares of preferred stock, holders of our common stock are entitled to receive ratably such dividends or other distributions, if any, as may be declared by our board of directors out of funds legally available therefor.
     Liquidation
     In the event of our liquidation, dissolution or winding up, holders of our common stock are entitled to share ratably in all assets remaining after payment of liabilities, subject to the liquidation preference of any outstanding preferred stock.
     Rights and Preferences
     Our common stock has no preemptive, conversion or other rights to subscribe for additional securities. There are no redemption or sinking fund provisions applicable to our common stock. The rights, preferences and privileges of holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that we may designate and issue in the future.
     Fully Paid and Non-Assessable
     All outstanding shares of our common stock are validly issued, fully paid and non-assessable.
Preferred Stock
     As of November 23, 2009, we had no shares of preferred stock outstanding.
     Our board of directors is authorized, subject to the limits imposed by the Delaware General Corporation Law, or the DGCL, to fix or alter the dividend rights, dividend rate, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions, if any), the redemption price or prices, the liquidation preferences, any other designations, preferences and relative, participating, optional or other special rights, and any qualifications, limitations or restrictions thereof, of any wholly unissued series of preferred stock, and the number of shares constituting any such unissued series and the designation thereof, or any of them; and to increase or decrease the number of shares of any series subsequent to the issue of shares of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.
Registration Rights Agreement
     On June 16, 2006, in connection with the issuance of 16% senior subordinated secured payment-in-kind notes due 2011 of Libbey Glass Inc., we issued a warrant to purchase 485,309 shares of our common stock, or the 2006 Warrant, to the selling stockholder. In connection therewith, we entered into a registration rights agreement with the selling stockholder pursuant to which we agreed to register the shares of common stock issuable upon exercise of the 2006 Warrant.
     On October 28, 2009, pursuant to a debt exchange agreement, we issued to the selling stockholder (a) 933,145 shares of our common stock and (b) a Series I Warrant to purchase 3,466,856 shares of our common stock. Pursuant to its terms, the Series I Warrant may not be exercised to the extent such exercise would result in the selling stockholder, together with its affiliates, becoming a “beneficial owner” of more than 9.5% of our outstanding common stock after giving effect to such exercise (a) unless the selling stockholder delivers a notice to us instructing otherwise or (b) unless and only for so long as our common stock is not registered or required to be registered under Section 12 of the Exchange Act. Under certain circumstances, we will issue the selling stockholder additional warrants to purchase additional shares of our common stock, subject to certain contractual limitations.
     In connection with the debt exchange, we amended and restated the registration rights agreement with the selling stockholder. Pursuant to the amended and restated registration rights agreement, within 30 days after October 28, 2009, we were required to file the registration statement of which this prospectus is a part with the SEC to register the shares of our common stock underlying the 2006 Warrant and the Series I Warrant and the 933,145 shares of common stock issued to the selling stockholder on October 28, 2009 so that those shares may be publicly resold by the selling stockholder. We will maintain the effectiveness of the registration statement of which this prospectus is a part until the earlier of (a) the date as of which all the shares of common stock included in this registration statement have been sold, (b) the date when such shares may be sold pursuant to Rule 144 under the Securities Act without regard to any volume or manner of sale requirements set forth thereunder or (c) a replacement registration statement is issued covering the remaining shares. Pursuant to the terms of the amended and restated registration rights agreement, we are required to file additional registration statements for the resale of our common stock held by the selling stockholder under certain circumstances.
     Expenses of Registration
     Other than underwriting fees, discounts and commissions, we will pay all expenses relating to this registration. We will also pay, or reimburse, the selling stockholder for up to $200,000 in legal fees and disbursements that the selling stockholder reasonably incurs in connection with this registration statement and the sale of the common stock pursuant thereto. Under certain circumstances, we may be required to reimburse the selling stockholder or pay up to an additional $100,000 in fees and disbursements that the selling stockholder incurs in connection with the filing of additional registration statements.
Transfer Agent and Registrar
     The transfer agent and registrar for our common stock is The Bank of New York Mellon Trust Company, N.A.
OTC Bulletin Board
     Our common stock trades over-the-counter and is quoted on the OTC Bulletin Board under the symbol “LYBI.”
Delaware Takeover Statute
     We are subject to Section 203 of the DGCL. This statute regulating corporate takeovers prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for three years following the date that the stockholder became an interested stockholder, unless:
•	prior to the date of the transaction, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

•	the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding (a) shares owned by persons who are directors and also officers and (b) shares owned by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•	on or subsequent to the date of the transaction, the business combination is approved by the board and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.
      Section 203 defines a business combination to include:

•	any merger or consolidation involving the corporation and the interested stockholder;

•	any sale, transfer, pledge or other disposition involving the interested stockholder of 10% or more of the assets of the corporation;

•	subject to exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder; or

•	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.
     In general, Section 203 defines an interested stockholder as any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by the entity or person.
Restated Certificate of Incorporation and Amended and Restated Bylaw Provisions
     Provisions of our Restated Certificate of Incorporation and Amended and Restated Bylaws may have the effect of making it more difficult for a third party to acquire, or discourage a third party from attempting to acquire, control of our company by means of a tender offer, a proxy contest or otherwise. These provisions may also make the removal of incumbent officers and directors more difficult. These provisions are intended to discourage certain types of coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of us to first negotiate with us. These provisions could also limit the price that investors might be willing to pay in the future for shares of our common stock. These provisions may make it more difficult for stockholders to take specific corporate actions and could have the effect of delaying or preventing a change in control of Libbey. The amendment of any of these anti-takeover provisions would require approval by holders of at least 80% of our outstanding common stock entitled to vote on such amendment.
     In particular, our Restated Certificate of Incorporation and Amended and Restated Bylaws provide for the following:
     Removal of Directors, Vacancies
     Directors may be removed without cause; however, directors may be removed only by (a) a majority vote of the directors then in office or (b) the affirmative vote of the stockholders holding at least 80% of the outstanding shares of our capital stock entitled to vote in the election of directors. Vacancies on our board of directors may be filled only by our board of directors.
     No Cumulative Voting
     Delaware law provides that stockholders are not entitled to the right to cumulative votes in the election of directors unless our certificate of incorporation provides otherwise. Our certificate of incorporation does not expressly provide for cumulative voting.
     No Written Consent of Stockholders
     Any action to be taken by our stockholders must be effected at a duly called annual or special meeting and may not be effected by written consent.
     Special Meetings of Stockholders
     Special meetings of our stockholders may be called only by the board of directors, or a majority of the members of the board of directors, or by a committee of the board of directors that has been duly designated by the board of directors and whose power and authority, as provided in a resolution of the board of directors or in the bylaws of the corporation, include the power to call such meetings.
     Amendment
     The approval of not less than a majority of the outstanding shares of our capital stock entitled to vote is required to amend the provisions of our Amended and Restated Bylaws by stockholder action. However, to amend the provisions of our Restated Certificate of Incorporation that are described above in this section, the approval of not less than 80% of the outstanding shares of our capital stock entitled to vote is required. These provisions make it more difficult to circumvent the anti-takeover provisions of our Restated Certificate of Incorporation and our Amended and Restated Bylaws.
     Issuance of Designated Preferred Stock
     Our board of directors is authorized to issue, without further action by the stockholders, up to 5,000,000 shares of designated preferred stock with rights and preferences, including voting rights, designated from time to time by the board of directors. The existence of authorized but unissued shares of preferred stock enables our board of directors to render more difficult or to discourage an attempt to obtain control of us by means of a merger, tender offer, proxy contest or otherwise.
     Limitation of Liability and Indemnification of Executive Officers and Directors
     Delaware law authorizes corporations to limit or eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breaches of directors’ fiduciary duties. Our certificate of incorporation includes a provision that eliminates, to the fullest extent permitted by Delaware law, the personal liability of a director to our company or our stockholders for monetary damages for any breach of fiduciary duty as a director. Subject to certain limitations, our bylaws provide that we must indemnify our directors and executive officers to the fullest extent permitted by Delaware law.
     The limitation of liability and indemnification provisions in our certificate of incorporation and bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duty. These provisions may also have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. In addition, your investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.
     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.
     There is currently no pending material litigation or proceeding involving any of our directors, officers or employees for which indemnification is sought.

SELLING STOCKHOLDER
     The following table provides the name of the selling stockholder and the number of shares of our common stock offered by it under this prospectus. The information regarding shares beneficially owned after the offering assumes the sale of all shares offered by the selling stockholder.
     The selling stockholder does not have any position, office or other material relationship with us or any of our affiliates, nor has it had any position, office or material relationship with us or any of our affiliates within the past three years, except for those listed in the footnotes to the following table or otherwise disclosed below or in this prospectus. Affiliates of the selling stockholder have in the past provided and may from time to time provide certain commercial banking, financial advisory, investment banking and other services for us for which they were and will be entitled to receive fees. An affiliate of the selling stockholder is currently providing investment banking services to us and an affiliate of the selling stockholder currently is a lender under our Credit Agreement, dated as of June 16, 2006, as amended, among Libbey Glass Inc. and Libbey Europe B.V., as borrowers, Libbey Inc., as a loan guarantor, the other loan parties thereto, the lenders party thereto, JPMorgan Chase Bank, N.A., as administrative agent with respect to the U.S. loans, and the other agents party thereto.
     The shares covered hereby may be offered from time to time by the selling stockholder (or by its pledgees, donees, transferees, assignees or other successors-in-interest). We do not know how long the selling stockholder will hold the shares before selling them, and we currently have no agreements, arrangements or understandings with the selling stockholder regarding the sale or other disposition of any of the shares.
     Information with respect to beneficial ownership has been furnished by the selling stockholder. Beneficial ownership is determined in accordance with the rules of the SEC. Except as indicated by footnote below, to our knowledge, the person named in the table below has sole voting and investment power with respect to all shares of common stock shown as beneficially owned by such person.

Maximum
Number of
	Shares Beneficially		Shares	Shares Beneficially
	Owned		Being	Owned
	Before the Offering		Offered	After the Offering
Name	Number	Percent		Number	Percent
Merrill Lynch PCG, Inc.(1) (2)	1,581,206	9.5%	4,885,310 (3)	92,490	.5%

(1)	The number of shares beneficially owned by the selling stockholder and its percentage ownership prior to the offering is based on 16,088,705 shares of common stock outstanding as of November 23, 2009 and (a) 485,309 shares of common stock underlying the 2006 Warrant, (b) 933,145 shares of common stock issued to the selling stockholder on October 28, 2009, (c) 70,262 shares of common stock currently exercisable by the selling stockholder under the Series I Warrant (due to the contractual limitations on the warrant’s exercise described above, the remaining 3,396,594 shares issuable under the Series I Warrant are not currently exercisable), (d) 540 shares of common stock owned by Bank of America N.A., or BAM, as of October 28, 2009, (e) 89,000 shares of Common Stock owned by Merrill Lynch, Pierce, Fenner & Smith, Inc., or MLPFS, as of October 28, 2009 and (f) 2,950 shares of Common Stock owned by Columbia Management Advisors, LLC, or CMA, as of October 28, 2009. As the ultimate parent holding company of each of Merrill Lynch PCG, Inc., BAM, MLPFS and CMA, Bank of America Corporation may be deemed to beneficially own the shares held by each such entity. Furthermore, as the parent company of CMA, BAM may be deemed to beneficially own the shares held by CMA.

(2)	On October 28, 2009, the selling stockholder exchanged $160.9 million aggregate principal amount of 16% senior subordinated secured payment-in-kind notes due 2011 of Libbey Glass Inc. for $80.4 aggregate million principal amount of 16% senior subordinated secured notes due 2021 of Libbey Glass Inc., 933,145 shares of our common stock and the Series I Warrant. Pursuant to the debt exchange, the selling stockholder may receive additional warrants exercisable for additional shares of our common stock (subject to certain contractual limitations) under certain circumstances.

(3)	Represents (a) 933,145 shares of common stock, (b) 485,309 shares of common stock underlying the 2006 Warrant and (c) 3,466,856 shares of common stock underlying the Series I Warrant (subject to the contractual limitations upon exercise).

PLAN OF DISTRIBUTION
     The selling stockholder (including its pledgees, donees, transferees, assignees or other successors-in-interest ) may sell the shares from time to time on any stock exchange or automated interdealer quotation system on which the shares are listed, in the over-the-counter market, in privately negotiated transactions or otherwise, at fixed prices that may be changed, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at prices otherwise negotiated. The selling stockholder may sell the shares by one or more of the following methods, without limitation:
     (a) block trades in which the broker or dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
     (b) purchases by a broker or dealer as principal and resale by the broker or dealer for its own account;
     (c) an exchange distribution in accordance with the rules of any stock exchange on which the shares are listed;
     (d) ordinary brokerage transactions and transactions in which the broker solicits purchases;
     (e) by pledge to secure debts or other obligations;
     (f) underwritten offerings;
     (g) directly to institutional investors;
     (h) through agents to the public or to institutional investors;
     (i) to cover hedging transactions;
     (j) privately negotiated transactions;
     (k) short sales;
     (l) through the issuance of derivative securities, including warrants, exchangeable securities, forward delivery contracts and the writing of options on the shares, whether or not the options are listed on an options exchange;
     (m) through the distribution of the shares by any selling stockholder to its partners, members or stockholders;
     (n) any combination of any of these methods of sale; and
     (o) by any other legally available means.
     The selling stockholder may also transfer the shares by gift. We do not know of any arrangements by the selling stockholder for the sale of any of the shares.
     The selling stockholder may engage brokers and dealers, and any brokers or dealers may arrange for other brokers or dealers to participate in effecting sales of the shares. These brokers or dealers may act as principals, or as an agent of the selling stockholder. Broker-dealers may agree with the selling stockholder to sell a specified number of the shares at a stipulated price per share. If the broker-dealer is unable to sell shares acting as agent for the selling stockholder, it may purchase as principal any unsold shares at the stipulated price. Broker-dealers who acquire shares as principals may thereafter resell the shares from time to time in transactions on any stock exchange or automated interdealer quotation system on which the shares are then listed, at prices and on terms then prevailing at the time of sale, at prices related to the then-current market price or in negotiated transactions. Broker-dealers may use block transactions and sales to and through broker-dealers, including transactions of the nature described above. The selling stockholder may also sell the shares in accordance with Rule 144 under the Securities Act, rather than pursuant to this prospectus, regardless of whether the shares are covered by this prospectus. The selling stockholder has advised us that none of its affiliates that are brokers or dealers registered with the SEC will act as a broker or dealer in effecting sales of the shares covered by this prospectus, unless permitted to do so pursuant to advice received from the Financial Industry Regulatory Authority, Inc., or FINRA.
     To the extent required under the Securities Act, the aggregate amount of the selling stockholder’s shares being offered and the terms of the offering, the names of any agents, brokers, dealers or underwriters and any applicable commission with respect to a particular offer will be set forth in an accompanying prospectus supplement. Any underwriters, dealers, brokers or agents participating in the distribution of the shares may receive compensation in the form of underwriting discounts, concessions, commissions or fees from a selling stockholder and/or purchasers of selling stockholder’s shares for whom they may act (which compensation as to a particular broker-dealer might be in excess of customary brokerage commissions). Any public offering price and any discounts, commissions, concessions or other items constituting compensation allowed or reallowed or paid to underwriters, dealers or agents may be changed from time to time.
     The selling stockholder and any underwriters, brokers, dealers or agents that participate in the distribution of the shares may be deemed to be “underwriters” within the meaning of the Securities Act, and any discounts, concessions, commissions or fees received by them and any profit on the resale of the shares sold by them may be deemed to be underwriting discounts and commissions.
     In any event, the aggregate amount of compensation in the form of underwriting discounts, concessions, commissions or fees and any profit on the resale of shares by the selling stockholder that may be deemed to be underwriting compensation pursuant to FINRA Rule 5110 will not exceed 8% of the gross proceeds of this offering to the selling stockholder.
     The selling stockholder may enter into hedging transactions with broker-dealers and the broker-dealers may engage in short sales of the shares in the course of hedging the positions they assume with the selling stockholder, including, without limitation, in connection with distributions of the shares by those broker-dealers. The selling stockholder may enter into option or other transactions with broker-dealers that involve the delivery of the shares offered hereby to the broker-dealers, who may then resell or otherwise transfer those shares. The selling stockholder may also loan or pledge the shares offered hereby to a broker-dealer and the broker-dealer may sell the shares offered hereby so loaned or upon a default may sell or otherwise transfer the pledged shares offered hereby.
     We have agreed to indemnify in certain circumstances the selling stockholder and any underwriters of the shares covered by the registration statement, against certain liabilities, including liabilities under the Securities Act. The selling stockholder has agreed to indemnify us in certain circumstances against certain liabilities, including liabilities under the Securities Act.
     The shares offered hereby were originally issued to the selling stockholder pursuant to an exemption from the registration requirements of the Securities Act. We agreed to register the shares under the Securities Act and to keep the registration statement of which this prospectus is a part effective for a period of time. We have agreed to pay all expenses in connection with this offering, including the fees and expenses of counsel to the selling stockholder, but not including underwriting discounts, concessions, commissions or fees of the selling stockholder.
     We will not receive any proceeds from sales of any shares by the selling stockholder.
     We cannot assure you that the selling stockholder will sell all or any portion of the shares offered hereby.
LEGAL MATTERS
     The validity of the shares offered by this prospectus has been passed upon for us by Latham & Watkins LLP, Chicago, Illinois.
EXPERTS
     The consolidated financial statements of Libbey Inc. appearing in Libbey Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2008 (including the schedule appearing therein), and the effectiveness of Libbey Inc.’s internal control over financial reporting as of December 31, 2008, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.
WHERE YOU CAN FIND MORE INFORMATION
     We are subject to the informational requirements of the Exchange Act, and file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any reports, proxy statements and other information we file at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. You may also access certain filed documents at the SEC’s web site at www.sec.gov.
     This prospectus is part of a registration statement on Form S-3 that we have filed with the SEC under the Securities Act. Pursuant to the SEC rules, this prospectus, which forms a part of the registration statement, does not contain all of the information in such registration statement. You may read or obtain a copy of the registration statement, including exhibits, from the SEC in the manner described above.
     The SEC allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents instead of having to repeat this information in this prospectus. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act between the date of this prospectus and the termination of the offering:
•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2008, filed on March 16, 2009;

•	our Quarterly Report on Form 10-Q for the three months ended March 31, 2009, filed on May 11, 2009;

•	our Quarterly Report on Form 10-Q for the three and six months ended June 30, 2009, filed on August 7, 2009;

•	our Quarterly Report on Form 10-Q for the three and nine months ended September 30, 2009, filed on November 9, 2009;

•	our Proxy Statement on Schedule 14A for the annual stockholders’ meeting held on May 7, 2009, filed on April 8, 2009;

•	our Current Reports on Form 8-K filed on February 20, 2009, April 17, 2009, October 29, 2009 (but only the Form 8-K filed on that date covering Items 1.01, 2.03, 3.02, 8.01 and 9.01) and November 6, 2009; and

•	the description of our common stock contained in our registration statement on Form S-1 filed with the SEC on June 17, 1993, or the 1993 S-1, including any amendments or reports filed for the purpose of updating the description.
     Any statement incorporated herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.
     You may request a free copy of any of the documents incorporated by reference in this prospectus by writing to us or telephoning us at the address and telephone number set forth below.
Libbey Inc.
Attn: Corporate Secretary
300 Madison Avenue
Toledo, Ohio 43604
(419) 325-2100
     You may also access all of the documents above and incorporated by reference into this prospectus, except for the 1993 S-1, free of charge at our website www.libbey.com. The reference to our website does not constitute incorporation by reference of the information contained on such website.

4,885,310 Shares
LIBBEY INC.
Common Stock

PROSPECTUS

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
ITEM 14. Other Expenses of Issuance and Distribution.
     The following table sets forth our best estimate as to our anticipated costs and expenses expected to be paid by us in connection with a distribution of shares registered hereby. All amounts are estimates except for the SEC registration fee:

SEC registration fee	$1,496
Printing and engraving expenses	2,500
Legal fees and expenses	25,000
Accounting fees and expenses	10,000
Transfer Agent fees and expenses	2,500
Miscellaneous	756

Total	$42,252

ITEM 15. Indemnification of Directors and Officers.
     Delaware law authorizes corporations to limit or eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breaches of directors’ fiduciary duties. Our certificate of incorporation includes a provision that eliminates, to the fullest extent permitted by Delaware law, the personal liability of a director to our company or our stockholders for monetary damages for any breach of fiduciary duty as a director. Subject to certain limitations, our bylaws provides that we must indemnify our directors and executive officers to the fullest extent permitted by Delaware law.
     The limitation of liability and indemnification provisions in our certificate of incorporation and bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duty. These provisions may also have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. In addition, your investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.
     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore, unenforceable.
     There is currently no pending material litigation or proceeding involving any of our directors, officers or employees for which indemnification is sought.
ITEM 16. Exhibits.
     (a) Exhibits.

3.1	Restated Certificate of Incorporation of Libbey Inc. (filed as Exhibit 3.1 to Libbey Inc.’s Quarterly Report on Form 10-Q for the quarter ended June 30, 1993 and incorporated herein by reference).

3.2	Amended and Restated By-Laws of Libbey Inc. (filed as Exhibit 3.2 to Libbey Inc.’s Quarterly Report on Form 10-Q for the quarter ended June 30, 1993, as amended as set forth in Libbey Inc.’s form 8-K filed on February 7, 2005, both of which are incorporated herein by reference).

4.1	Warrant, issued June 16, 2006 (filed as Exhibit 4.7 to Libbey Inc.’s Current Report on Form 8-K filed June 21, 2006 and incorporated herein by reference).

4.2	Series I Warrant, issued October 28, 2009 (filed as Exhibit 4.3 to Registrant’s Form 8-K filed October 29, 2009 and incorporated herein by reference).

4.3	Amended and Restated Registration Rights Agreement, dated October 28, 2009, among Libbey Inc. and Merrill Lynch PCG, Inc. (filed as Exhibit 4.4 to Registrant’s Form 8-K filed October 29, 2009 and incorporated herein by reference).

5.1*	Opinion of Latham & Watkins LLP

23.1*	Consent of Ernst & Young LLP.

23.2*	Consent of Latham & Watkins LLP (included in Exhibit 5.1)

24.1*	Power of Attorney (included on the signature page hereto).

*	Filed herewith
ITEM 17. Undertakings.
     We hereby undertake:
     1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
     (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;
     (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
     (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
     Provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by us pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
     2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
     4. That, for the purpose of determining liability under the Securities Act to any purchaser:
     (i) each prospectus filed by us pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
     (ii) each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or a prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
     5. That, for the purpose of determining our liability under the Securities Act to any purchaser in the initial distribution of the securities, we undertake that in a primary offering of our securities pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, we will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
     (i) any preliminary prospectus or prospectus of ours relating to the offering required to be filed pursuant to Rule 424;
     (ii) any free writing prospectus relating to the offering prepared by or on behalf of us or used or referred to by us;
     (iii) the portion of any other free writing prospectus relating to the offering containing material information about us or our securities provided by or on behalf of us; and
     (iv) any other communication that is an offer in the offering made by us to the purchaser.
     We hereby undertake that, for purposes of determining any liability under the Securities Act, each filing of our annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by one of our directors, officers or controlling persons in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
     Pursuant to the requirements of the Securities Act, Libbey Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Toledo, State of Ohio, on November 30, 2009.

LIBBEY INC.
By:	/s/ John F. Meier
John F. Meier
Chairman and Chief Executive Officer

POWER OF ATTORNEY
     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints John F. Meier, Gregory T. Geswein and Susan A. Kovach, and each of them acting individually, as his true and lawful attorneys-in-fact and agents, each with full power of substitution, for him in any and all capacities, to sign any and all amendments to this registration statement, including post-effective amendments or any abbreviated registration statement and any amendments thereto filed pursuant to Rule 462(b) increasing the number of securities for which registration is sought, and to file the same, with all exhibits thereto and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, with full power of each to act alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ John F. Meier John F. Meier	Chairman, Chief Executive Officer (Principal Executive Officer)	November 30, 2009

/s/ Richard I. Reynolds Richard I. Reynolds	Executive Vice President, Chief Operating Officer and Director	November 30, 2009

/s/ Gregory T. Geswein Gregory T. Geswein	Vice President, Chief Financial Officer (Principal Financial Officer)	November 30, 2009

/s/ Scott M. Sellick Scott M. Sellick	Chief Accounting Officer (Principal Accounting Officer)	November 30, 2009

/s/ William A. Foley William A. Foley	Director	November 30, 2009

/s/ Peter C. McC. Howell Peter C. McC. Howell	Director	November 30, 2009

/s/ Carol B. Moerdyk Carol B. Moerdyk	Director	November 30, 2009

Signature	Title	Date

/s/ Terence P. Stewart Terence P. Stewart	Director	November 30, 2009

/s/ Carlos V. Duno Carlos V. Duno	Director	November 30, 2009

Deborah G. Miller	Director

/s/ Jean-René Gougelet Jean-René Gougelet	Director	November 30, 2009

/s/ John C. Orr John C. Orr	Director	November 30, 2009

INDEX TO EXHIBITS

3.1	Restated Certificate of Incorporation of Libbey Inc. (filed as Exhibit 3.1 to Libbey Inc.’s Quarterly Report on Form 10-Q for the quarter ended June 30, 1993 and incorporated herein by reference).

3.2	Amended and Restated By-Laws of Libbey Inc. (filed as Exhibit 3.2 to Libbey Inc.’s Quarterly Report on Form 10-Q for the quarter ended June 30, 1993, as amended as set forth in Libbey Inc.’s Form 8-K filed on February 7, 2005, both of which filings are incorporated herein by reference).

4.1	Warrant, issued June 16, 2006 (filed as Exhibit 4.7 to Libbey Inc.’s Current Report on Form 8-K filed June 21, 2006 and incorporated herein by reference).

4.2	Series I Warrant, issued October 28, 2009 (filed as Exhibit 4.3 to Registrant’s Form 8-K filed October 29, 2009 and incorporated herein by reference).

4.3	Amended and Restated Registration Rights Agreement, dated October 28, 2009, among Libbey Inc. and Merrill Lynch PCG, Inc. (filed as Exhibit 4.4 to Registrant’s Form 8-K filed October 29, 2009 and incorporated herein by reference).

5.1*	Opinion of Latham & Watkins LLP

23.1*	Consent of Ernst & Young LLP.

23.2*	Consent of Latham & Watkins LLP (included in Exhibit 5.1)

24.1*	Power of Attorney (included on the signature page hereto).

*	Filed herewith